UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2017

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition

Malibu Boats, Inc. (the “Company”) announced today that it believes its unit volume will be approximately 1,004 units for the three months ended June 30, 2017, net sales will be between approximately $74.7 million and $75.1 million for the three months ended June 30, 2017 and gross profit will be between approximately $19.6 million and $20.0 million for the three months ended June 30, 2017. For the three months ended June 30, 2016, unit volume was 922 units, net sales were $66.7 million and gross profit was $17.8 million.

The estimates above are preliminary and may change. The Company has provided a range for certain preliminary results described above primarily because its financial closing procedures for the quarter ended June 30, 2017 are not yet complete. There can be no assurance that the Company’s final results for this period will not differ from these estimates, including as a result of year-end closing and audit procedures or review adjustments and any such changes could be material. In addition, these preliminary results of operations for the quarter ended June 30, 2017, are not necessarily indicative of the results to be achieved for any future period. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information. There are material limitations with making estimates of the Company’s results prior to the completion of the Company’s and its auditors’ normal audit procedures for such periods.

Item 8.01.	Other Events.

The Company has updated the description of its business and certain of its risk factors to reflect its acquisition of all of the outstanding units of Cobalt Boats, LLC on July 6, 2017. The updated description of the Company’s business and the additional risk factors are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, as amended). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K regarding the Company’s expected results for the three months ended June 30, 2017, expected benefits of the Company’s acquisition of Cobalt Boats, LLC, demand for the Company’s products and expected industry trends, the Company’s business strategy and plans, the Company’s prospective products or products under development, the Company’s vertical integration initiatives, the Company’s acquisition strategy, and management’s objectives for future operations.

You should not rely on forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in each of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2016, and the risk factors included in Exhibit 99.2 to this Current Report on Form 8-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward looking statements speak only as of the date on which they are made. Except as required by law, the Company assumes no obligation to update forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

99.1	Description of Business

99.2	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

Date: August 8, 2017	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer